Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of USA Truck, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 25, 2014	SH CAPITAL PARTNERS, L.P.

	By:	Stone House Capital Management, LLC General Partner

	By:	/s/ Mark Cohen
		Name:	Mark Cohen
		Title:	Managing Member

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

/s/ Mark Cohen
MARK COHEN